
   MORGAN STANLEY VARIABLE INVESTMENT SERIES - CAPITAL OPPORTUNITIES PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2009 - DECEMBER 31, 2009

                                                                   AMOUNT OF     % OF     % OF
                                     OFFERING                       SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF PRICE OF    TOTAL AMOUNT      PURCHASED   PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING  SHARES     OF OFFERING        BY FUND     BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- -------- ----------------- -------------- --------- ------ ------------------- ----------------
   Verisk        10/06/09       --  $22.000       $85,250,000         43,450     0.05%  0.38%     BofA Merrill      Merrill Lynch
 Analytics Inc.                                                                                    Lynch, Morgan
                                                                                                   Stanley, J.P.
                                                                                                Morgan, Wells Fargo
                                                                                                Securities, William
                                                                                                  Blair & Company,
                                                                                                  Fox-Pitt Kelton
                                                                                                  Cochran Caronia
                                                                                                  Waller, Keefe
                                                                                                  Bruyette & Woods